Exhibit (l) (A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 26, 2024 relating to the financial statements of each of the sub-accounts of TIAA-CREF Life Separate Account VA-1 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 26, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 14, 2024 relating to the financial statements of TIAA-CREF Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 14, 2024 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2024